Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation this Registration Statement on Form S-1 (Amendment #2) of our report dated November 11, 2015 with respect to the audited financial statements of China Soar Information Technology, Inc. for the year ended July 31, 2015.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

November 23, 2015